Exhibit 32.2

In connection with the Quarterly Report on Form 10-Q of Royal Gold, Inc. (the “Company”), for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stefan Wenger, Treasurer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 13, 2004

/s/ Stefan Wenger

Stefan Wenger
Treasurer and Chief Accounting Officer